Exhibit 8.2

Allen & Overy LLP 1221 Avenue of the Americas New York NY 10020 USA
AEGON N.V.
AEGONplein 50 P.O. Box 202 2501 CE The Hague The Netherlands	Tel +1 212 610 6300 Fax +1 212 610 6399 www.allenovery.com

September 21, 2007	42338-00455 NY:2792975.2

Ladies and Gentlemen:

We have acted as US tax counsel to AEGON N.V. (the Issuer), in connection with the preparation of the Prospectus Supplement dated September 14, 2007 filed with the Securities and Exchange Commission (the Commission) pursuant to Rule 424 under the Securities Act of 1933, as amended (the Securities Act), on September 17, 2007 (the Prospectus Supplement) of which the Prospectus dated September 12, 2007 (the Prospectus) forms a part. The Prospectus Supplements and Prospectus have been filed with the Commission as part of the Issuer’s registration statement on Form F-3, as amended (file no. 333-106497), declared effective on November 17, 2003 (the Registration Statement).  The Registration Statement, Prospectus and Prospectus Supplement relate to the registration under the Securities Act of an aggregate face amount of $1,000,000,000 7.25% perpetual capital securities (the Securities).

As US tax counsel, we have advised the Issuer with respect to certain general US federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading “Taxation in the United States” in the Prospectus Supplement (the Discussion) which is part of the Registration Statement. We hereby confirm that the statements set forth in the Discussion represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.

We are aware that we are referred to in the Discussion and under the heading “Legal Matters” in the Prospectus Supplement.  We hereby consent to the references to us in those sections and the filing of this letter as an exhibit to the Registration Statement without thereby implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

Allen & Overy LLP